Exhibit  3.6

                              CERTIFICATE OF MERGER
                                       OF
                         KELLEY OIL & GAS PARTNERS, LTD.
                                      INTO
                          KELLEY OIL & GAS CORPORATION

        Pursuant to the provisions of Section 263(c) of the Delaware General Corporation Law (the "DELAWARE GCL"), the undersigned corporation submits the following Certificate of Merger for the purpose of effecting a merger of a domestic corporation with a limited partnership of another state under the Delaware GCL.

        1. The name and state of incorporation or organization of each of the constituent entities are:

                          NAME OF                     STATE OF INCORPORATION
                          ENTITY                          OR ORGANIZATION

               Kelley Oil & Gas Corporation                  Delaware
              Kelley Oil & Gas Partners, Ltd.                  Texas

        2. An Agreement and Plan of Merger (the "MERGER AGREEMENT") providing for the merger of Kelley Oil & Gas Partners, Ltd. with and into Kelley Oil & Gas Corporation (the "MERGER") has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 263(c) of the Delaware General Corporation Law and the partnership agreements and laws of the state of organization of the constituent limited partnerships.

        3. The surviving corporation in the Merger is Kelley Oil & Gas Corporation.

        4. The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of Kelley Oil & Gas Corporation.

        5. The executed Merger Agreement is on file at the principal place of business of Kelley Oil & Gas Corporation at 601 Jefferson, Houston, Texas 77002, and a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the surviving corporation and any former partner of the constituent limited partnerships.

        IN WITNESS WHEREOF, Kelley Oil & Gas Corporation has caused this certificate to be signed as of this 28th day of March, 1996.


                                          KELLEY OIL & GAS CORPORATION

ATTEST:                                   By:/s/ WILLIAM C. RANKIN
                                                 William C. Rankin
                                                 Senior Vice President and
                                                 Chief Financial Officer

/s/ SHIRLEY W. SMITH
Shirley W. Smith,
Secretary